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                                                                       EX-99.q.3

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Karl Hartmann, Lloyd Lipsett, Kathleen O'Neill, Ellen O'Brien, Patricia Leyne and Kelli Meidhof and each of them, with full power to act without the other, as a true and lawful attorney-in-fact and agent, with full and several power of substitution, on behalf of The Brinson Funds (the "Trust") and on behalf of each of the undersigned, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission ("Commission") any amendment to the registration statement of the Trust, execute and file any request for exemptive relief from state and federal regulations, execute and file any Rule 24f-2 notices to register shares of the Trust with the Commission, execute and file any registration statement on Form N-14 with the Commission, and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each of the Trust and the undersigned persons might or could do itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 16/th/ day of February, 2001.

                                THE BRINSON FUNDS


  /s/ Frank K. Reilly           /s/ Thomas J. Digenan
  ---------------------------   ------------------------------------------------
  Frank K. Reilly, Chairman     Thomas J. Digenan, President, on behalf of the
                                Trust and himself, as President of the Trust

  /s/ Walter E. Auch            /s/ Carolyn M. Burke
  ---------------------------   ------------------------------------------------
  Walter E. Auch, Trustee       Carolyn M. Burke, Vice President, Principal
                                Accounting Officer, Secretary and Treasurer

  /s/ Edward M. Roob
  ---------------------------
  Edward M. Roob, Trustee


  /s/Andrew J. O'Reilly
  ---------------------------
  Andrew J. O'Reilly, Trustee